United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

                             November 9, 2007
Date of Report (Date of earliest event reported)

Overseas Shipholding Group, Inc.
(Exact Name of Registrant as Specified in Charter)

              1-6479-1
Commission File Number

Delaware (State or other jurisdiction of incorporation or organization)	13-2637623 (I.R.S. Employer Identification Number)

666 Third Avenue
                     New York, New York 10017
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 953-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

                    On November 9, 2007, Overseas Shipholding Group, Inc. (the "Registrant") issued a press release announcing the pricing of the initial public offering of 7,500,000 common units representing limited partner interests in OSG America L.P. at $19.00 per unit. The common units being offered to the public represent a 24.5% limited partner interest in the partnership. OSG America LLC, a wholly owned subsidiary of OSG, is the sole general partner of the partnership and has a 2% general partnership interest and other subsidiaries of OSG hold a 73.5% limited partnership interest. The common units will be listed on the New York Stock Exchange under the symbol "OSP."

                    OSG America L.P. has granted the underwriters a 30 day option to purchase an additional 1,125,000 common units to cover any over-allotments. The net proceeds from any exercise of the over-allotment option will be used to redeem from the Registrant a number of common units equal to the number of common units issued upon exercise of the over-allotment option, at a price equal to the proceeds per common unit before expenses, but after underwriting discounts, commissions and structuring fees.

                    A copy of the press release is attached to this Report as Exhibit 99 and is hereby incorporated by reference.

Section 9 - Financial Statements and Exhibits.

Item 9.01    Financial Statements and Exhibits.

                  (d) Exhibits

Exhibit No.	Description
99	Press Release dated November 9, 2007

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSEAS SHIPHOLDING GROUP, INC. (Registrant)

Date: November 9, 2007	By /s/James I. Edelson
Name: James I. Edelson Title: General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99	Press Release dated November 9, 2007